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                                                                     Exhibit 8.2

                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]


                               September 27, 2001



SLM Funding Corporation
304 South Minnesota Street, Suite B
Carson City, NV   89703

          Re:  SLM Funding Corporation - Registration Statement No. 333-68660
               --------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") being filed by SLM Funding Corporation, a Delaware corporation (the "Seller"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an amount of Floating Rate Student Loan-Backed Notes (the "Notes") not to exceed $10,000,000,000, you have requested our opinion regarding certain descriptions of Delaware income tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement and the form of Prospectus Supplement with respect to the SLM Student Loan Trusts, to be formed from time to time (each, a "Trust"), included in the Registration Statement (the "Prospectus Supplement").

     Our opinion is based on an examination of the Prospectus, the Prospectus Supplement, the form of the Indenture between each Trust and Bankers Trust Company, a New York banking corporation ("Bankers Trust"), the form of the Trust Agreement between the Seller and the Chase Manhattan Bank USA, National Association ("Chase"), the form of the Master Administration Agreement between the Seller and the Student Loan Marketing Association ("Sallie Mae"), the form of the supplement to the Master Administration Agreement among Sallie Mae, each Trust, the Seller, Chase, Sallie Mae Servicing Corporation and Bankers Trust, the Sale Agreement Master Securitization Terms Number 1000 and form of Sale Agreement among the Seller, Chase and each Trust, the Purchase Agreement Master Securitization Terms Number 1000 and the form of Purchase Agreement among the Seller, Chase and Sallie Mae, and such other documents, instruments and information as we have considered necessary, and assumes that all representations contained therein are correct, that the parties thereto comply with the terms thereof and that such documents and instruments will not be amended. Our opinion is also based upon the laws of the State of Delaware, the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can
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To the Parties Listed on
 Schedule A Attached Hereto
September __, 2001
Page 2


be no assurance that positions contrary to those stated in our opinion may not be taken by the State of Delaware or the Internal Revenue Services.

    We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

    Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein below, it is our opinion that:

    Assuming that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and the Notes will be classified as debt for federal income tax purposes, then for purposes of Delaware taxation (i) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and will not be subject to income tax, (ii) the Notes will be classified as debt and (iii) Noteholders that are not otherwise subject to Delaware taxation on income will not be subject to Delaware income tax solely as a result of their ownership of the Notes.

    The foregoing opinions are subject to the following assumptions, qualifications and limitations:

        A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

        B. We have assumed that all signatures on documents submitted to us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

        C. We have not participated in the preparation of any offering materials with respect to the Notes and assume no responsibility for their contents.

    This opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by or furnished to any person or entity for any purpose.

    We also hereby consent to the use of this opinion as an exhibit to the Registration Statement relating to the Notes and to the use of our name under the heading "Legal Matters" in
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To the Parties Listed on
 Schedule A Attached Hereto
September __, 2001
Page 3

the Prospectus filed as part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Richards, Layton & Finger, P.A.

GCK/ks